UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

On January 25, 2021, Arcadia Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) relating to the issuance and sale in a private placement of 7,876,784 shares (“Shares”) of Company common stock (the “Common Stock”) at a purchase price of $3.1925 per share and warrants (the “Warrants”) exercisable for an aggregate of 3,938,392 shares of Common Stock (the “Warrant Shares”) with an exercise price of $3.13 per Warrant Share (the “Private Placement”). Subject to certain ownership limitations, the Warrants are exercisable upon issuance and will expire on the 5.5 year anniversary of the date of issuance.

The Private Placement closed on January 28, 2021.

Registration Rights Agreement

Also on January 25, 2021 and in connection with the Private Placement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC by February 2, 2021 for purposes of registering the resale of the Shares and Warrant Shares. The Company also agreed to use its best efforts to cause this registration statement to be declared effective by the SEC by March 26, 2021 (April 23, 2021 in the event the registration statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Purchasers. The Company also agreed, among other things, to indemnify the selling holders under the Resale Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Engagement Letter

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”) dated December 17, 2020 (the “Engagement Letter”), pursuant to which Wainwright agreed to serve as the Company’s exclusive placement agent for certain equity financing transactions, including the Private Placement. The Company has agreed to pay Wainwright an aggregate fee equal to 6.0% of the gross proceeds received by the Company from the Private Placement. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright, or its designees, warrants to purchase up to 5.0% of the aggregate number of shares sold in the Private Placement (393,839 shares) (“Placement Agent Warrants”). The Company also agreed to pay Wainwright $60,000 for non-accountable expenses, and a management fee equal to 1.0% of the gross proceeds raised in the Private Placement. The Engagement Letter has indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants have substantially the same terms as the investor Warrants, except that the exercise price of the Placement Agent Warrants is $3.99 per share.

The issuance and sale of the Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The foregoing description of the Purchase Agreement, the Warrants, the Registration Rights Agreement and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Form of Registration Rights Agreement, the Form of Warrant and the Form of Placement Agent Warrant, which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Form 8-K regarding the Private Placement of the Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the shares issuable thereunder are incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Investor Warrant

4.2	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement dated as of January 25, 2021, between Arcadia Biosciences, Inc. and each purchaser named on the signature pages thereto

10.2	Form of Registration Rights Agreement dated as of January 25, 2021, between Arcadia Biosciences, Inc. and each purchaser named on the signature pages thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.
Date: January 29, 2021
By: /s/ Pamela Haley
Name: Pamela Haley
Title: Chief Financial Officer